Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Vitamin Shoppe, Inc. and Subsidiary and the effectiveness of Vitamin Shoppe, Inc. and Subsidiary’s internal control over financial reporting dated February 27, 2018, appearing in the Annual Report on Form 10-K of Vitamin Shoppe, Inc. for the year ended December 30, 2017.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

August 8, 2018